UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 14, 2014, a wholly owned subsidiary of Eagle Materials Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition (the “Acquisition”) of all of the outstanding equity interests of CRS Holdco LLC, CRS Proppants LLC, Great Northern Sand, LLC, and related entities (collectively, “CRS Proppants”). The Acquisition was completed pursuant to a Securities Purchase Agreement, dated October 16, 2014 (the “Securities Purchase Agreement”), by and among a wholly owned subsidiary of the Company and the Sellers named therein (EOS Partners, L.P., EOS Capital Partners IV, L.P., Original CRS LLC, Steve Cobb, Bon Accord Partners, L.P. and Stephen R. Horn). The Acquisition was announced in the Company’s Form 8-K filed on October 17, 2014, and the Securities Purchase Agreement was filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2014, which was filed with the Securities and Exchange Commission on November 5, 2014.

CRS Proppants is a supplier of frac sand to the energy industry, and its business currently consists of a frac sand mine in New Auburn, Wisconsin, and a transload network into Texas and southwest Oklahoma. The purchase price (the “Purchase Price”) paid by the Company for CRS Proppants was approximately $228 million in cash, including estimated working capital and other estimated closing amounts, plus approximately $9 million in cash for in-process capital expenditures paid through closing. The Purchase Price is subject to customary post-closing adjustments as provided in the Securities Purchase Agreement. The Purchase Price was funded through borrowings under the Company’s credit facility.

The Acquisition does not constitute a business acquisition at the significance level which would require the filing of financial statements as contemplated by Rule 3-05 and Article 11 of Regulation S-X.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 2.01 is hereby incorporated by reference into this Item 2.03. To fund the payment of the Purchase Price and general corporate purposes, the Company borrowed approximately $260 million on November 13, 2014 under the Third Amended and Restated Credit Agreement, dated as of October 30, 2014, among the Company and certain banks and financial institutions, including JPMorgan Chase Bank, N.A., as Administrative Agent (“Credit Agreement”). The Credit Agreement was filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2014, which was filed with the Securities and Exchange Commission on November 5, 2014.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

2.1	Securities Purchase Agreement between Northern White Sand LLC and the sellers named therein, dated October 16, 2014 (filed as Exhibit 2.1 to the Company’s Form 10-Q for the quarter ended September 30, 2014, filed with the Securities and Exchange Commission on November 5, 2014 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass Executive Vice President, General Counsel and Secretary

Date: November 17, 2014